SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2006

KNEWTRINO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51640	EIN No. Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Union Street Two Union Square 42nd Floor Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-771-6410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Definitive Material Agreement.

On May 24, 2006, the Company entered into an agreement to acquire certain technology owned by Instant Wirefree, Inc., a Nevada corporation (“Instant Wirefree”), by acquiring 100% of the issued and outstanding stock of Instant Wirefree in exchange for 18,700,000 shares of common stock in the Company. Director, President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer Ivan Bebek was a shareholder of Instant Wirefree and received 4,000,000 shares of Knewtrino in exchange for 4,000,000 shares of Instant Wirefree. All other shareholders of Instant Wirefree at the time of the acquisition were also shareholders of Knewtrino. Instant Wirefree currently has no operations, no revenues and no assets other than certain technology. Management believes that the commercialization of this technology could create financial benefits for shareholders, but has not yet determined how such commercialization will take place.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 24, 2006, the Company completed the acquisition of Instant Wirefree technology by issuing 18,700,000 shares of its common stock in exchange for 100% of the issued and outstanding stock of Instant Wirefree and $27,500 in cash to pay debts of Instant Wirefree.

Item 5.01	Changes of Control in Registrant

Director, President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer Jenifer Osterwalder may now be considered to control the registrant, though she is not currently a shareholder in the registrant.

Item 5.02	Other Events

(b)
Effective as of May 24, 2006, Director, President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer Ivan Bebek resigned from all offices and from the board of directors of the Company. Effective as of May 24, 2006, Director Greg Thompson resigned as a director of the company.

(c)
Effective as of May 24, 2006, Jenifer Osterwalder was appointed as Secretary, Director, President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer for the Company. Ms. Osterwalder currently serves as the Director, President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of FUSA Capital Corporation, where she has served since March, 2005. Previously, Ms. Osterwalder was a business consultant for Five Seas Securities of Vancouver, BC, Canada from January 2000-January 2005.

Item 8.01	Other Events

We had received notice that holders of debt of the corporation totaling $213,360, of which $157,500 was owed to officer and director Ivan Bebek, assigned that debt to an investor group which did not consist of any existing shareholders, officers or directors of the corporation. On May 24, 2006 this investor group agreed to the cancellation of the debt by means of the issuance of 47,550,000 shares of common stock in the corporation.

Registrant has changed its address to:

601 Union Street
Two Union Square
42nd Floor
Seattle, Washington 98101

Item 9.01	Financial Statements and Exhibits

Exhibit 2.01 Acquisition Agreement between Knewtrino, Inc., a Nevada corporation and Instant Wirefree, Inc., a Nevada corporation dated May 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knewtrino, Inc.

/s/ Jenifer Osterwalder
Jenifer Osterwalder, Chief Executive Officer

Date: May 30, 2006